Exhibit 5.1

July 6, 2026

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Ladies and Gentlemen:

We have acted as counsel to Energy Transfer LP, a Texas limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation and filing of a Post-Effective Amendment No. 1 to the registration statement on Form S-3, File No. 333-279982 (the “Registration Statement”) filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:

(i)

debt securities, in one or more series (the “Debt Securities”) to be issued under that certain indenture, dated as of December 14, 2022, entered into between the Partnership, as issuer, and U.S. Bank National Association, as trustee (the “Base Indenture”), as it may be amended or supplemented from time to time by one or more supplemental indentures (as so amended or supplemented, the “Indenture”),

(ii)	common units representing limited partner interests in the Partnership (the “Common Units”) and

(iii)	preferred units representing limited partner interests in the Partnership (the “Preferred Units”).

The Debt Securities, the Common Units and the Preferred Units are collectively referred to as the “Securities.”

The Registration Statement includes a base prospectus (the “Prospectus”), contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus, subject to the amount described above.

Vinson & Elkins LLP Attorneys at Law Austin Brussels Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	Texas Tower, 845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

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In rendering the opinions set forth below, we have examined and relied upon (i) the Texas Business Organizations Code (the “TBOC”), (ii) the internal laws of the State of New York, (iii) the Registration Statement, including the Prospectus, (iv) the Indenture, incorporated by reference as Exhibit 4.1 to the Registration Statement, (v) the Agreement of Limited Partnership of the Partnership, dated July 6, 2026, (the “Partnership Agreement”), (vi) the Certificate of Formation filed with the Secretary of State of the State of Texas on July 2, 2026, pursuant to the TBOC, and (vii) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we have reviewed such questions of law as we consider appropriate.

In connection with rendering this opinion, we have assumed that:

1.	one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with applicable laws;

2.	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

3.

the form and terms of any Securities, the issuance, sale and delivery thereof by the Partnership and the incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements of the Partnership or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon it, or to which the issuance, sale and delivery of such Securities, or the incurrence or performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity;

4.

a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

5.

any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Based upon and subject to the foregoing and to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

With respect to the Debt Securities, when (i) the Partnership has taken all necessary action to duly authorize and approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (ii) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement

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approved by the Partnership, upon payment of the consideration thereof or provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as such enforcement may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

2.

With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters; and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued and, under the TBOC, purchasers of Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

3.

With respect to the Preferred Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Preferred Units, the terms of the offering thereof and related matters; and (ii) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Preferred Units will be validly issued and, under the TBOC, purchasers of Preferred Units will have no obligation to make further payments for their purchase of Preferred Units or contributions to the Partnership solely by reason of their ownership of Preferred Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

The opinions expressed herein are qualified in the following respects:

1.

As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the general partner of the Partnership and the Partnership.

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2.

We have assumed, without independent verification, that the certificates, if any, for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

3.

We have assumed that (i) all information contained in all documents reviewed by us is accurate and complete, (ii) each such document submitted to us as an original is authentic and each such document submitted to us as a copy conforms to an authentic original of such document, (iii) all signatures on each such document examined by us are genuine, (iv) each person signing the documents we examined had the legal capacity and authority to do so and (v) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

4.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

5.

This opinion is limited in all respects to U.S. federal laws, the laws of the State of New York and the TBOC, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Texas, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Vinson & Elkins L.L.P.